As filed with the Securities and Exchange Commission on February 11, 2011.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

People’s United Financial, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-8447891
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

850 Main Street

Bridgeport, Connecticut 06604

(203) 338-7171

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert E. Trautmann

Senior Executive Vice President and General Counsel

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

(203) 338-7171

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Lee Meyerson, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share (1)	144,400	$37.83 (2)	$5,462,652 (2)	$634.22 (3)

(1)	Such shares of common stock of People’s United Financial, Inc. are issuable to the selling shareholders upon the exercise of outstanding warrants that were assumed by People’s United Financial, Inc. in connection with its acquisition of Smithtown Bancorp, Inc. and, pursuant to Rule 416, include such indeterminate number of additional shares of common stock of People’s United Financial, Inc. as may be issuable pursuant to the anti-dilution provisions contained therein and as otherwise may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchange of shares or other similar events. The warrants were issued to the selling shareholders in private placements as further described under “About the Offering.”
(2)	The proposed maximum offering price per share is the per-share exercise price of warrants for purchase of the securities being registered, which price is subject to certain adjustments described herein. The proposed maximum aggregate offering price is based on such proposed maximum offering price per share.
(3)	Determined in accordance with Section 6(b) of the Securities Act at a rate equal to $116.10 per $1,000,000 of the proposed maximum aggregate offering price.

PROSPECTUS

PEOPLE’S UNITED FINANCIAL, INC.

144,400 Shares of Common Stock

The selling shareholders are offering 144,400 shares of common stock, par value $0.01 per share, of People’s United Financial, Inc. (the “Company”) under this prospectus. The 144,400 shares of common stock of the Company may be issued upon exercise of the Warrants to Purchase Common Shares (each, a “Warrant”, and collectively, the “Warrants”) originally issued by Smithtown Bancorp, Inc. (“Smithtown”) on June 29, 2009 and July 27, 2009. Pursuant to an Agreement and Plan of Merger, dated as of July 15, 2010, between the Company and Smithtown, Smithtown merged with and into the Company (the “Merger”) on November 30, 2010, with the Company continuing as the surviving corporation. Upon the effective time of the Merger, each Warrant, which prior to the Merger entitled the holder thereof to purchase a specified number of shares of common stock of Smithtown at an exercise price of $11.50 per share, subject to certain adjustments, was adjusted in accordance with its terms and now entitles the holder thereof to purchase a specified number of shares of common stock of the Company at an exercise price of approximately $37.83 per share, subject to certain adjustments. The Warrants are exercisable at any time on or prior to June 29, 2016.

The Company’s common stock is listed and traded on the NASDAQ Global Select Market under the symbol “PBCT.” The principal executive offices of People’s United Financial, Inc. are located at 850 Main Street, Bridgeport, Connecticut 06604, and its telephone number is (203) 338-7171.

The selling shareholders will receive all of the proceeds from any sales of the Company’s common stock to be issued pursuant to the Warrants. The selling shareholders may offer the shares of common stock from time to time through public or private transactions, on or off NASDAQ, at prevailing market prices or at privately negotiated prices. They may make sales directly to purchasers or through agents, dealers or underwriters. The selling shareholders will pay all brokerage fees and commissions and similar expenses.

Assuming the Warrants are exercised in full, the Company will receive aggregate proceeds in the amount of $5,462,652 before deducting estimated expenses of approximately $94,000. See “Use of Proceeds.” The Company will pay all expenses (except brokerage fees and commissions and similar expenses) relating to the registration of the shares with the Securities and Exchange Commission.

Before you invest in any of our common stock, you should read this prospectus, any prospectus supplement, as well as the risks described in the documents incorporated by reference and you should consider carefully the risk factors beginning on page 7 of this prospectus.

None of the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation (the “FDIC”) or any state securities commission or any other federal or state bank regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of the Company and are not insured or guaranteed by the FDIC or any other government agency.

No person has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offer described in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offer to sell or solicitation of an offer to buy any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any sales made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or since the date of any documents incorporated herein by reference.

This prospectus is dated February 11, 2011.

ABOUT THIS PROSPECTUS

When used in this prospectus, the terms “People’s United” “we,” “our” and “us” refer to People’s United Financial, Inc. and its consolidated subsidiaries, including People’s United Bank, unless otherwise specified or the context otherwise requires.

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may sell from time to time up to an aggregate of 144,400 shares of common stock of People’s United. This prospectus provides you with a general description of the common stock the selling stockholders may offer. We may add, update or change information contained in this prospectus in a prospectus supplement. Furthermore, you should read carefully the more detailed information set forth elsewhere in this prospectus and in our filings with the SEC that are incorporated by reference in this prospectus. Please refer to “Where You Can Find More Information; Incorporation of Certain Documents by Reference” on page 2.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell shares of common stock in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or prospectus supplement or any sale of a security. You should not assume that the information contained in this prospectus is accurate as of any other date. Before purchasing any shares of our common stock, you should carefully read both this prospectus and any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

WHERE YOU CAN FIND MORE INFORMATION;

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

People’s United files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file with the Securities and Exchange Commission at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference room. Securities and Exchange Commission filings are also available to the public at the SEC’s website at http://www.sec.gov.

Copies of documents filed by People’s United are also available at the offices of the NASDAQ Global Select Market, located at 1735 K Street, N.W., Washington, D.C. 20006.

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is considered a part of this prospectus and any accompanying prospectus supplement, and later information filed with the SEC will update and supersede this information. Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus, to the extent that a statement contained herein or in any other subsequently filed document, which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K). These documents contain important information about People’s United and its financial conditions.

People’s United Securities and Exchange Commission Filings (SEC File Number 001-33326):	Period or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2009

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2010; quarter ended June 30, 2010; and quarter ended September 30, 2010

Definitive Proxy Statement on Schedule 14A	Filed March 23, 2010

Current Reports on Form 8-K	Filed January 22, 2010; filed January 25, 2010; filed February 2, 2010; filed February 10, 2010; filed February 11, 2010; filed February 19, 2010; filed March 9, 2010; filed April 20, 2010; filed April 27, 2010; filed May 7, 2010; filed July 1, 2010; filed July 16, 2010; filed July 19, 2010; filed July 23, 2010; filed August 10, 2010; filed November 5, 2010; filed November 17, 2010; filed November 22, 2010; filed December 1, 2010; filed December 3, 2010; filed January 21, 2011 (two filings); and filed January 24, 2011

Current Report on Form 8-K/A	Filed April 30, 2010

Description of People’s United common stock contained in People’s United Registration Statement on Form 8-A and any amendment or report filed for the purpose of updating these descriptions	Filed February 22, 2007

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

Documents incorporated by reference are available from People’s United, without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or be telephone from People’s United at the following address and telephone number:

People’s United Financial, Inc.

850 Main Street

Bridgeport, Connecticut 06604

Attention: Debbie A. Healey, Investor Relations

(203) 338-7171

www.peoples.com (“Investor Relations” tab)

The information on our web site is not incorporated by reference in this prospectus or any prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this prospectus by reference or in our affairs since the date of this prospectus. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus, and any accompanying prospectus supplement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the future financial and operating results and performance of People’s United; statements about People’s United’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “continues,” “will,” “should,” “may” or the negative of these terms or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of People’s United’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of People’s United. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	changes in general, national or regional economic conditions;

•	unprecedented volatility in the global economy;

•	acts of war or terrorism;

•	political instability;

•	changes in loan default and charge-off rates;

•	changes in the demand for loan products or for other financial services;

•	changes in the residential mortgage market and secondary market activity;

•	reductions in deposit levels necessitating increased borrowings to fund loans and investments;

•	changes in interest rates or credit availability;

•	changes in inflation, the securities markets and in monetary fluctuations;

•	possible changes in regulation resulting from or relating to financial reform legislation;

•	changes in tax policies, rates and regulations of federal, state and local tax authorities;

•	the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board;

•	changes in accounting and regulatory guidance applicable to banks;

•	the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews;

•	greater than expected costs or difficulties related to the opening of new branch offices or the integration of new products and lines of business, or both;

•	changes in levels of income and expense in non-interest income and expense related activities;

•	competition and its effect on pricing, spending, third-party relationships and revenues; and/or

•	the successful integration of acquired companies.

Additional factors that could cause People’s United’s results to differ materially from those described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including People’s United’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus. All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, People’s United undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

ABOUT PEOPLE’S UNITED

People’s United is a savings and loan holding company and is a Delaware corporation. People’s United Bank is a federal stock savings bank and a wholly-owned subsidiary of People’s United. A diversified financial services company founded in 1842, People’s United Bank provides consumer, commercial, insurance, retail investment and wealth management and trust services to personal and business banking customers.

The principal business of People’s United is to provide, through People’s United Bank and its subsidiaries, commercial banking, retail and business banking, and wealth management services to individual, corporate and municipal customers. Traditional banking activities are conducted primarily within New England and New York and include extending secured and unsecured commercial and consumer loans, originating mortgage loans secured by residential and commercial properties, and accepting consumer, commercial and municipal deposits. In addition to traditional banking activities, People’s United Bank provides specialized financial services tailored to specific markets including: personal, institutional and employee benefit trust; cash management; and municipal banking and finance. Through its non-banking subsidiaries, People’s United Bank offers: brokerage, financial advisory services, investment management services and life insurance through People’s Securities, Inc.; equipment financing through People’s Capital and Leasing Corp. and People’s United Equipment Finance Corp.; and other insurance services through People’s United Insurance Agency, Inc.

This full range of financial services is delivered through a network of nearly 340 branches in Connecticut, Vermont, New York, New Hampshire, Maine and Massachusetts (including 84 full-service supermarket branches), as well as through a variety of non-branch offices and more than 500 ATMs. People’s United Bank’s distribution network also includes online banking and investment trading, a 24-hour telephone banking service and participation in a worldwide ATM network.

At December 31, 2010, People’s United had total consolidated assets of $25.0 billion, loans of $17.3 billion, deposits of $17.9 billion and stockholders’ equity of $5.2 billion.

The address of People’s United’s principal executive offices is 850 Main Street, Bridgeport, Connecticut 06604, and its telephone number is (203) 338-7171. For additional information about People’s United, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 2.

ABOUT THE OFFERING

The shares of common stock that may be sold by the selling shareholders under this prospectus are shares of common stock that may be issued upon the exercise of the Warrants to Purchase Common Shares (each, a “Warrant”, and collectively, the “Warrants”) originally issued in private placements by Smithtown Bancorp, Inc. (“Smithtown”) that occurred on June 29, 2009 and July 27, 2009. The Warrants were issued to the selling shareholders, or their respective predecessors, by Smithtown in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D under the Securities Act. Sandler O’Neill & Partners, L.P. acted as Smithtown’s placement agent in these transactions. In connection with the private placements of the Warrants, Smithtown agreed to register the underlying shares of its common stock for resale by the selling shareholders.

Pursuant to an Agreement and Plan of Merger, dated as of July 15, 2010, between People’s United and Smithtown, Smithtown merged with and into People’s United (the “Merger”) on November 30, 2010, with People’s United continuing as the surviving corporation. Upon the effective time of the Merger, each Warrant, which prior to the Merger entitled the holder thereof to purchase a specified number of shares of common stock of Smithtown at an exercise price of $11.50 per share, subject to certain adjustments, was adjusted in accordance with its terms and now entitles the holder thereof to purchase a specified number of shares of common stock of People’s United at an exercise price of approximately $37.83 per share, subject to certain adjustments. The Warrants are exercisable at any time on or prior to June 29, 2016.

Since People’s United assumed Smithtown’s obligations related to the Warrants pursuant to the Merger Agreement, People’s United has an obligation to register for resale the shares of its common stock for which the Warrants became exercisable upon completion of the Merger. This prospectus covers 144,400 shares of our common stock that may be offered for resale by the selling stockholders named in a prospectus supplement or post-effective amendment to this prospectus and the persons to whom the selling stockholders may transfer their shares and validly assign their rights under the Warrants.

RISK FACTORS

Investing in our common stock involves risk. You should carefully consider the risk factors below as well as those contained in our most recent Annual Report on Form 10–K and our subsequent Quarterly Reports on Form 10–Q, which are incorporated by reference herein. You should also carefully consider the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any shares of our common stock. These risks could materially affect our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

Risks Related To Our Business

Changes in Interest Rates Could Adversely Affect Our Results of Operations and Financial Condition

People’s United makes most of its earnings based on the difference between interest it earns compared to interest it pays. This difference is called the “interest spread.” People’s United earns interest on loans and to a much lesser extent on securities and short-term investments. These are called “interest-earning assets.” People’s United pays interest on some forms of deposits and on funds it borrows from other sources. These are called “interest-bearing liabilities.”

People’s United’s interest spread can change depending on when interest rates earned on interest-earning assets change, compared to when interest rates paid on interest-bearing liabilities change. Some rate changes occur while these assets or liabilities are still on People’s United’s books. Other rate changes occur when these assets or liabilities mature and are replaced by new interest-earning assets or interest-bearing liabilities at different rates. It may be difficult to replace interest-earning assets quickly, since customers may not want to borrow money when interest rates are high, or People’s United may not be able to make loans that meet its lending standards. People’s United interest spread may also change based on the mix of interest-earning assets and interest-bearing liabilities.

People’s United interest spread may be lower if the timing of interest rate changes is different for its interest-earning assets compared to its interest-bearing liabilities. For example, if interest rates go down, People’s United will earn less on some of its interest-earning assets while it is still locked into paying higher rates on some of its interest-bearing liabilities. On the other hand, if interest rates go up, People’s United might have to pay more on some of its interest-bearing liabilities while it is still locked in to receiving lower rates on some of its interest-earning assets.

People’s United manages this risk using many different techniques. If it is not successful in managing this risk, People’s United may be less profitable.

Changes in Our Asset Quality Could Adversely Affect Our Results of Operations and Financial Condition

Asset quality measures the performance of a borrower in repaying a loan, with interest, on time. In recent years, we have benefited from relatively stable asset quality. It is possible that our asset quality could deteriorate, depending upon economic conditions.

The Success of Our Stop & Shop Branches Depends on the Success of the Stop & Shop Brand

One element of our strategy is to focus on increasing deposits by providing a wide range of convenient services to our customers. An integral component of this strategy is People’s United supermarket banking initiative, pursuant to which, as of December 31, 2010, People’s United has established 84 full-service Stop & Shop branches that provide customers with the convenience of seven-day-a-week banking. At December 31, 2010, 25% of People’s United branches were located in Stop & Shop supermarkets.

People’s United currently has exclusive branching rights in Stop & Shop supermarkets in the state of Connecticut, in the form of a license agreement between The Stop & Shop Supermarket Company and People’s United, which provides for the leasing of space to People’s United within Stop & Shop supermarkets for branch use. People’s United has the exclusive right to branch in these supermarkets until 2012, provided that People’s United does not default on its obligations under the licensing agreement. People’s United has the option to extend the license agreement until 2022.

Stop & Shop is currently the leading grocery store in Connecticut. The success of People’s United supermarket branches is dependent, in part, on the success of the Stop & Shop supermarkets in which they are located. A drop in Stop & Shop’s market share, a decrease in the number of Stop & Shop locations or customers, or a decline in the overall quality of Stop & Shop supermarkets could result in decreased business for the Stop & Shop branches, in the form of fewer loan originations, lower deposit generation and fewer overall branch transactions, and could influence market perception of People’s United Stop & Shop supermarket branches as convenient banking locations. Under the terms of the license agreement, People’s United has the obligation to open branches in new Connecticut Stop & Shop locations through 2012, even if Stop & Shop’s market share declines or the value of the Stop & Shop brand is diminished.

We Depend on Our Executive Officers and Key Personnel to Continue the Implementation of Our Long-Term Business Strategy and Could Be Harmed by the Loss of Their Services

We believe that our continued growth and future success will depend in large part upon the skills of our management team. The competition for qualified personnel in the financial services industry can be intense, and the loss of our key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect our business.

Our Business Is Affected by the International, National, Regional and Local Economy Generally, and the Geographic Concentration of Our Loan Portfolio and Lending Activities Makes Us Vulnerable to a Downturn in the Local Economy

Changes in international, national, regional and local economic conditions affect our business. If economic conditions change significantly or quickly, our business operations could suffer, and we could become weaker financially as a result.

In recent years, there has been a decline in the housing and real estate markets and in the general economy, both nationally and locally. Housing market conditions in the New England region of the United States, where much of our lending activity occurs, have deteriorated as evidenced by reduced levels of sales, increasing inventories of houses on the market, declining house prices and an increase in the length of time houses remain on the market. No assurance can be given that these conditions will improve or will not worsen or that such conditions will not result in a decrease in our interest income, an increase in our non-performing loans, an increase in our provision for loan losses or an adverse impact on our loan losses.

The past two years have been marked by significant volatility in the financial and capital markets initially brought about by the fallout associated with the subprime mortgage market. This disruption led to significant credit and liquidity concerns, which resulted in government intervention within the banking sector and a substantial decline in activity within the secondary mortgage market. All of these issues have been further exacerbated by an accelerated softening of the real estate market, a worsening recessionary economic environment and, in turn, weakness within the commercial sector.

Our loan portfolio is geographically diverse and, therefore, is not immune to potential negative consequences arising as a result of general economic weakness and, in particular, a prolonged downturn in the housing market on a national scale. Decreases in real estate values could adversely affect the value of property used as collateral for loans. In addition, adverse changes in the economy could have a negative effect on the ability of borrowers to make scheduled loan payments, which would likely have an adverse impact on earnings. Further, an increase in loan delinquencies may serve to decrease net interest income and adversely impact loan loss experience, resulting in an increased provision and allowance for loan losses.

In Response to Competitive Pressures, Our Costs Could Increase if We Were Required to Increase Our Service and Convenience Levels or Our Margins Could Decrease if We Were Required to Increase Deposit Rates or Lower Interest Rates on Loans

People’s United faces significant competition for deposits and loans. In deciding where to deposit their money, many people look first at the interest rate they will earn. They also might think about whether the bank offers other kinds of services they might need and, if they have ever been a customer of the bank before, what their experience was like. People also like convenience, so the number of offices and banking hours may be important. Some people also think that on-line services are important.

People’s United competes with other banks, credit unions, brokerage firms and money market funds for deposits. Some people may decide to buy bonds or similar kinds of investments issued by companies or by the U.S., state and local governments and agencies, instead of opening a deposit account.

In making decisions about loans, many people look first at the interest rate they will have to pay. They also think about any extra fees they might have to pay in order to get the loan. Some people also think about whether the bank offers other kinds of services they might need and, if they have ever been a customer of the bank before, what their experience was like. Many business loans are more complicated because there may not be a standard kind of loan that meets all of the customer’s needs. Business borrowers look at many different factors that are not all financial in nature. Examples include the kind and amount of security the lender wants and other terms of the loan that do not involve the interest rate.

People’s United competes with other banks, credit unions, credit card issuers, finance companies, mortgage lenders and mortgage brokers for loans. Insurance companies also compete with People’s United for some kinds of commercial loans.

Many of People’s United’s competitors have branches in the same market area as it does. Some of them are much larger than it is. The New England region, including Connecticut, which is People’s United’s predominant market, and specifically Fairfield County, where People’s United is headquartered, is an attractive banking market. Many locally-based banks have been acquired by large regional and national companies in the last several years. We expect this trend to continue. This means that there are not as many competitors in our market as there used to be, but the ones that are left are usually bigger and have more resources than the ones they acquired.

People’s United also has competition from outside its own market area. A bank that does not have any branches in New England can still have customers here by providing banking services on-line. It costs money to set up and maintain a branch system. Banks that do not spend as much money as People’s United does on branches might be more profitable than it is, even if they pay higher interest on deposits and charge lower interest on loans.

Changes in Federal and State Regulation Could Adversely Affect Our Results of Operations and Financial Condition

The banking business is heavily regulated by the federal and state governments. Banking laws and rules are for the most part intended to protect depositors, not stockholders.

Banking laws and rules can change at any time. The government agencies responsible for supervising People’s United’s business can also change the way they interpret these laws and rules, even if the rules themselves do not change. We need to make sure that our business activities comply with any changes in these rules or the interpretation of the rules. We might be less profitable if we have to change the way we conduct business in order to comply. Our business might suffer in other ways as well.

Changes in state and federal tax laws can make our business less profitable. Changes in the accounting rules we are required to follow may also make us less profitable. Changes in the government’s economic and monetary policies may hurt our ability to compete for deposits and loans. Changes in these policies can also make it more expensive for us to do business.

The government agencies responsible for supervising our business can take drastic action if they think we are not conducting business safely or are too weak financially. They can force People’s United to hold additional capital, pay higher deposit insurance premiums, stop paying dividends, stop making certain kinds of loans or stop offering certain kinds of deposits. If the agencies took any of these steps or other similar steps, it would probably make our business less profitable.

The letter from the Office of Thrift Supervision (“OTS”) dated July 3, 2006 approving, among other things, People’s United Bank’s conversion from a Connecticut savings bank to a Federal savings bank, granted People’s United Bank (i) a phase-in period of three years from the date of its conversion to a Federal savings bank, August 18, 2006, to comply with the Home Owners’ Loan Act’s commercial loan limits, with the ability to seek an additional one-year extension if necessary (subsequently extended to January 2011); and (ii) an exception from the Qualified Thrift Lender test for a period of four years from the date of its conversion to a federal charter. The manner in which the OTS interprets or applies its phase-in period can also make it more expensive for us to do business, make our business less profitable and limit our strategic flexibility.

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) was signed into law. The Dodd-Frank Act implements significant changes in the financial regulatory landscape, many of which will affect us. Among these changes are:

•

creation of a new Bureau of Consumer Financial Protection that is empowered to promulgate new consumer protection regulations and revise existing regulations in many areas of consumer protection, and that will have exclusive power over our consumer compliance examinations;

•	restrictions on the ability of federal bank regulatory authorities to preempt the application of state consumer protection laws and regulations;

•	limitations on the amount of interchange fees that an issuer of debit cards may charge or receive;

•	stricter capital requirements for bank holding companies; and

•	elimination of the OTS as a separate Federal regulatory agency.

Many of the provisions of the Dodd-Frank Act require subsequent regulatory rulemaking, and we can not predict how any new regulations will affect People’s United.

People’s United Bank is currently regulated by the OTS as a federally-chartered savings bank, and People’s United Financial, Inc. is currently regulated by the OTS as a savings and loan holding company. In July 2011, the Office of the Comptroller of the Currency is expected to assume responsibility for the supervision and regulation of all federally-chartered savings banks, and the Board of Governors of the Federal Reserve System is expected to assume responsibility for the supervision and regulation of all savings and loan holding companies. We can not predict how this transfer of supervisory and regulatory authority may affect us.

If People’s United’s Allowance for Loan Losses Is Not Sufficient to Cover Actual Loan Losses, Our Earnings Would Decrease

People’s United is exposed to the risk that customers will not be able to repay their loans. This risk is inherent in the lending business. There is also the risk that the customer’s collateral will not be sufficient to cover the balance of their loan, as underlying collateral values fluctuate with market changes. People’s United records an allowance for loan losses to cover probable losses inherent in the existing loan portfolio. The allowance for loan losses is established through provisions for loan losses charged to income. Losses on loans, including impaired loans, are charged to provision expense or to the allowance for loan losses when all or a portion of a loan is deemed to be uncollectible. Recoveries of loans previously charged off are credited to the allowance for loan losses when realized.

People’s United maintains the allowance for loan losses at a level that is deemed adequate to absorb probable losses inherent in the existing loan portfolio, based on a quarterly evaluation of a variety of factors. These factors include, but are not limited to: its historical loan loss experience and recent trends in that experience; risk ratings assigned by lending personnel to commercial real estate, commercial and equipment finance loans, and the results of ongoing reviews of those ratings by its independent loan review function; an evaluation of delinquent and non-performing loans and related collateral values; the probability of loss in view of geographic and industry concentrations and other portfolio risk characteristics; the present financial condition of borrowers; and current economic conditions.

While People’s United seeks to use the best available information to make these evaluations, and at December 31, 2010, management believed that the allowance for loan losses was adequate to cover probable losses inherent in the existing loan portfolio, it is possible that borrower defaults could exceed the current estimates for loan losses, which would reduce earnings. In addition, future increases to the allowance for loan losses may be necessary based on changes in economic conditions, results of regulatory examinations, further information obtained regarding known problem loans, increasing charge-offs of existing problem loans, or the identification of additional problem loans and other factors, which would also reduce earnings.

Our Goodwill May be Determined to be Impaired at a Future Date Depending on the Results of Periodic Impairment Tests

People’s United tests goodwill for impairment on an annual basis, or more frequently if necessary. According to applicable accounting requirements, acceptable valuation methods include present-value measurements based on multiples of earnings or revenues, or similar performance measures. If the quoted market price for People’s United common stock were to decline significantly, or if it was determined that the carrying amount of our goodwill exceeded its implied fair value, we would be required to write down the asset recorded for goodwill as reflected in the Consolidated Statements of Condition. This, in turn, would result in a charge to earnings and, thus, a reduction in stockholders’ equity.

People’s United May Fail to Successfully Integrate Acquired Companies and Realize All of the Anticipated Benefits of an Acquisition

The ultimate success of an acquisition will depend, in part, on the ability of People’s United to realize the anticipated benefits from combining the businesses of People’s United with those of an acquired company. However, to realize these anticipated benefits, People’s United must successfully combine its business with an acquired company. If People’s United is not able to achieve these objectives, the anticipated benefits of a merger may not be realized fully or at all or may take longer to realize than expected.

Risks Related To Our Common Stock

Stock Market Volatility May Affect the Price of Our Common Stock.

Publicly traded stocks can experience substantial market price volatility that may be unrelated to the operating performance of the particular companies. The trading price of our common stock is determined by the marketplace, and is influenced not only by our results of operations and financial condition but also by many factors outside of our control, including prevailing interest rates, investor perceptions of us, our performance relative to our peers, research analysts ratings, and general industry and economic conditions. Consequently, if you purchase shares of common stock from the selling shareholders, you may not be able to sell them later at or above the per share purchase price.

The Certificate of Incorporation and Bylaws of People’s United and Certain Laws and Regulations May Prevent or Make More Difficult Certain Transactions, Including a Sale or Merger of People’s United.

Provisions of the Certificate of Incorporation and Bylaws of People’s United, state and federal laws may make it more difficult for companies or persons to acquire control of People’s United. The factors that may discourage takeover attempts or make them more difficult include:

•

Certificate of Incorporation, Bylaws and statutory provisions. Provisions of the Certificate of Incorporation and Bylaws of People’s United and of Delaware law may make it more difficult and expensive to pursue a takeover attempt that the Board of Directors opposes. These provisions also make more difficult the removal of current directors or management, or the election of new directors. These provisions include:

•	supermajority voting requirements for certain business combinations, removal of directors and changes to some provisions of the Certificate of Incorporation and Bylaws;

•	the election of directors to staggered terms of three years;

•	provisions regarding the timing and content of stockholder proposals and nominations;

•	provisions restricting the calling of special meetings of stockholders;

•	the absence of cumulative voting by stockholders in the election of directors; and

•	limitations imposed by Delaware law on business transactions with certain significant stockholders.

•

Federal laws. The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the OTS has been given 60 days prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS.

Additional Issuances of Equity Securities by Us Would Dilute the Ownership of Our Existing Stockholders and Could Reduce Our Earnings Per Share.

We may issue equity in the future in connection with capital raisings, acquisitions, strategic transactions, or for other purposes. To the extent we issue substantial additional equity securities, the ownership of our existing stockholders would be diluted and our earnings per share could be reduced.

USE OF PROCEEDS

Any proceeds that People’s United receives from the exercise of the Warrants will be used for general corporate purposes, which may include the redemption of certain of our outstanding capital instruments, the repayment of our outstanding indebtedness or advances to or investments in banking and non-banking subsidiaries of People’s United.

All of the common stock offered under this prospectus is being sold by the selling shareholders. All net proceeds from the sale of the shares of common stock will go to the shareholders who offer and sell them. We will not receive any of the proceeds from the sale of the common stock.

SELLING STOCKHOLDERS

The shares of common stock that may be offered by the selling shareholders are issuable upon exercise of the Warrants. We are registering the shares of common stock in order to permit the selling shareholders to offer the shares for resale from time to time.

DESCRIPTION OF PEOPLE’S UNITED CAPITAL STOCK

The following summary is a description of the material terms of People’s United’s capital stock. This summary is not meant to be complete and is qualified by reference to the applicable provisions of the Delaware General Corporation Law (the “DGCL”), and the amended and restated certificate of incorporation of People’s United and the amended and restated bylaws of People’s United. You are urged to read those documents carefully. Copies of the amended and restated certificate of incorporation of People’s United and the amended and restated bylaws of People’s United are incorporated by reference in this prospectus. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference” beginning on page 2.

General

People’s United’s authorized capital stock consists of 1,950,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share.

As of February 11, 2011, People’s United had approximately 362 million shares of common stock and no shares of preferred stock outstanding.

The shares of People’s United common stock:

•	are not deposit accounts and are subject to investment risk;

•	are not insured or guaranteed by the Federal Deposit Insurance Corporation, or any other government agency; and

•	are not guaranteed by People’s United or People’s United Bank.

Common Stock

Holders of People’s United common stock are entitled to dividends out of funds legally available for that purpose when, as, and if declared by the board of directors. The board of directors’ right to declare dividends will be subject to the rights of any holders of preferred stock or any other stock with superior dividend rights and People’s United’s legal ability to make certain other payments. People’s United’s board of directors may fix the dividend rights and rates of preferred stock when it is issued.

Each holder of People’s United common stock is entitled to one vote for each share held on each matter submitted for stockholder action. People’s United common stock has no preferences, preemptive rights, cumulative voting rights, conversion rights or redemption provisions.

In the event of People’s United’s liquidation, dissolution or winding up, the holders of People’s United’s common stock would be entitled to receive, after payment or provision for payment of all debts and liabilities, all of People’s United’s assets available for distribution.

If People’s United issues preferred stock, the holders of the preferred stock may have a priority over the holders of the common stock in the event of liquidation or dissolution.

All outstanding shares of our common stock are fully paid and nonassessable. Any additional shares of common stock that we may issue will be fully paid and nonassessable.

Preferred Stock

People’s United’s board of directors is authorized at any time, and from time to time, to provide for the issuance of shares of preferred stock in one or more series, and to prescribe the designation, powers, relative preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of the shares of each series. This authorization includes the right to fix the designation of the series and the number of shares in it, dividend rates and rights, voting rights, conversion rights, redemption rights, sinking fund provisions, liquidation rights and any other relative rights, preferences, and limitations. As of February 11, 2011, there were no shares of People’s United preferred stock issued and outstanding.

The issuance of shares of People’s United preferred stock could adversely affect the availability of earnings for distribution to the holders of People’s United common stock if the preferred stock provides for cumulative dividends, dividend preferences, conversion rights or exchange, redemption or other similar rights or preferences.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of People’s United is Mellon Investor Services LLC. The common stock is listed on the NASDAQ Global Select Market under the symbol “PBCT.”

Restrictions on Ownership

The Change in Bank Control Act provides that no person, acting directly or indirectly or through or in concert with one or more other persons, may acquire control of a savings institution unless the OTS has been given 60 days prior written notice. The Home Owners’ Loan Act provides that no company may acquire “control” of a savings institution without the prior approval of the OTS. Any company that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the OTS. Pursuant to federal regulations, control of a savings institution is conclusively deemed to have been acquired by a holder that, among other things, acquires more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. Moreover, control is presumed to have been acquired, subject to rebuttal, upon the acquisition of more than 10% of any class of voting stock, or of more than 25% of any class of stock of a savings institution, where certain enumerated “control factors” are also present in the acquisition.

These restrictions do not apply to the acquisition of a savings institution’s capital stock by one or more tax-qualified employee stock benefit plans, provided that the plans do not have beneficial ownership of more than 25% of any class of equity security of the savings institution.

PLAN OF DISTRIBUTION

The shares of common stock that may be sold by the selling shareholders under this prospectus are shares of common stock that may be issued upon the exercise of the Warrants originally issued to the selling shareholders, or their respective predecessors, in the private placements by Smithtown that occurred on June 29, 2009 and July 27, 2009. We will issue the shares of our common stock directly to the holders of the Warrants upon the exercise of such Warrants. Once sold under the shelf registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates. No underwriter will be used in connection with issuance of common stock upon the exercise of Warrants.

We are registering the shares of common stock issuable upon exercise of the Warrants to permit the resale of these shares of common stock by the holders of the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale by the selling shareholders of the common stock offered under this prospectus.

The selling stockholders, including their permitted transferees, pledgees or donees or their successors, may from time to time offer and sell the shares of our common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or concessions from the selling stockholders or the purchasers of the shares of our common stock. These discounts, commissions or concessions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our common stock may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These prices will be determined by the selling stockholders or by agreement between such selling stockholders and underwriters, broker-dealers or agents. The aggregate proceeds to the selling stockholders from the sale of the shares of our common stock offered by them will be the purchase price of the shares of our common stock less discounts, commissions and concessions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The sales described above may be effected in transactions:

•	on any national securities exchange or quotation service on which the shares of our common stock may be listed at the time of sale;

•	in the over-the-counter market;

•	otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing and exercise of options, whether such options are listed on an options exchange or otherwise;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling security holders to sell a specified number of shares at a stipulated price per share;

•	a combination of any of these methods of sale; or

•	any other method permitted by applicable law.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

In connection with the sale of any shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of shares of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out their short positions, or loan or pledge shares of common stock covered by this prospectus to broker-dealers that in turn may sell such securities.

In order to comply with the securities laws of some states, if applicable, the shares of our common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of shares of our common stock may be deemed to be underwriting discounts or commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to statutory liabilities, including liability under Sections 11 and 12 of the Securities Act and Rule 10b-5 under the Exchange Act.

To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of the shares of our common stock. Selling stockholders may ultimately not sell all, and conceivably may not sell any, of the shares of our common stock offered by them under this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer, devise or gift the shares of our common stock by other means not described in this prospectus. Furthermore, the shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus or the applicable prospectus supplement.

To the extent required, the specific shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement to which this prospectus relates.

We have agreed, among other things, to pay certain expenses of the registration statement to which this prospectus relates, other than commissions, fees and discounts of underwriters, brokers, dealers and agents. We estimate that our total expenses associated with the offering of shares of our common stock by the selling stockholders will be approximately $94,000. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders may be required to make because of any of those liabilities.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, the validity of the issuance of the shares of common stock and certain legal matters will be passed upon for People’s United by Simpson Thacher  & Bartlett LLP.

EXPERTS

The consolidated financial statements of People’s United as of December 31, 2009 and 2008, and for each of the years in the three-year period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of securities will be borne by the registrant. The following expenses, with the exception of the Securities and Exchange Commission Registration Fee, are estimates:

Securities and Exchange Commission Registration Fee	$634.22
Printing Expenses	$20,000.00
Accounting Fees and Expenses	$8,000.00
Legal Fees and Expenses	$60,000.00
Miscellaneous Expenses	$5,000.00

Total	$93,634.22

All of the amounts are estimates except for the Securities and Exchange Commission Registration Fee.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the Delaware General Corporation Law (the “DGCL”), a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article IX, Section 9.01 of the certificate of incorporation of People’s United provides that People’s United shall indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of People’s United, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, other than actions or suits by or in the right of People’s United, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of People’s United and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. People’s United may, but is not required to, indemnify employees and agents under the same circumstances as directors and officers described in this paragraph.

Article IX, Section 9.02 of the certificate of incorporation of People’s United provides that People’s United shall indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of People’s United, who was or is made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, by or in the right of People’s United, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United against costs, charges and expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and any appeal therefrom. This indemnification is conditioned upon the director or officer having acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interest of People’s United. No director or officer is entitled to indemnification under this section if the director or officer shall have been adjudged to be liable to People’s United unless a court deems that the director or officer is entitled to indemnification. People’s United may, but is not required to, indemnify employees and agents under the same circumstances as directors and officers described in this paragraph.

Article IX, Section 9.03 of the certificate of incorporation of People’s United provides that People’s United shall indemnify any present or former director or officer of People’s United to the extent such person has been successful, on the merits or otherwise (including, without limitation, the dismissal of an action without prejudice), in defense of any action, suit or proceeding referred to in Sections 1 and 2 of Article IX, as described above, against all costs, charges and expenses actually and reasonably incurred by such person in connection therewith.

Article IX, Section 9.04 of the certificate of incorporation of People’s United provides that People’s United shall indemnify any present or former director or officer of People’s United that is made a witness to any action, suit or proceeding to which he or she is not a party by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of People’s United against all costs, charges and expenses actually and reasonably incurred by such person or on such persons behalf in connection therewith. People’s United may, but is not required to, indemnify employees and agents under the same circumstances as directors and officers described in this paragraph.

Article IX, Section 9.11 also empowers People’s United to purchase and maintain insurance to protect itself and its directors, officers, employees and agents and those who were or have agreed to become directors, officers, employees or agents, against any liability, regardless of whether or not People’s United would have the power to indemnify those persons against such liability under the law or the provisions set forth in the certificate of incorporation, provided that such insurance is available on acceptable terms as determined by a vote of the People’s United board of directors. People’s United is also authorized by its certificate of incorporation to enter into individual indemnification contracts with directors, officers, employees and agents which may provide indemnification rights and procedures different from those set forth in the certificate of incorporation. People’s United has directors’ and officers’ liability insurance consistent with the provisions of the certificate of incorporation.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

Article VIII of the certificate of incorporation of People’s United eliminates the liability of a director of People’s United to People’s United or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the DGCL.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.	Exhibits.

(a)	The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Document

3.1	Second Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Form S-1 filed with the Securities and Exchange Commission on February 13, 2007 (Registration No. 333-138389))

3.2	Fourth Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2010)

4.1	Form of Stock Certificate of People’s United Financial, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to Form S-1 filed with the Securities and Exchange Commission on February 13, 2007 (Registration No. 333-138389))

5.1	Opinion of Simpson Thacher & Bartlett LLP regarding legality of the securities being registered

23.1	Consent of KPMG LLP, independent registered public accounting firm for People’s United Financial, Inc.

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page of this registration statement)

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided however, that undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on February 11, 2011.

PEOPLE’S UNITED FINANCIAL, INC.

By:	/s/ John P. Barnes
	Name:	John P. Barnes
	Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the by the following persons in the capacities indicated below, on February 11, 2011. Each person whose signature appears below hereby appoints John P. Barnes and Robert E. Trautmann, and each of them singly, such person’s true and lawful attorneys with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and generally do all things in their names in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission. This Power of Attorney does not revoke any power of attorney previously granted by the undersigned, or any of them.

/s/ John P. Barnes	/s/ Paul D. Burner
John P. Barnes President, Chief Executive Officer and Director (Principal Executive Officer)	Paul D. Burner Senior Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey Hoyt	/s/ Collin P. Baron
Jeffrey Hoyt Senior Vice President, Controller and Senior Accounting Officer (Principal Accounting Officer)	Collin P. Baron Director

/s/ George P. Carter	/s/ John K. Dwight
George P. Carter Director	John K. Dwight Director

/s/ Jerry Franklin	/s/ Eunice S. Groark
Jerry Franklin Director	Eunice S. Groark Director

/s/ Janet M. Hansen	/s/ Richard M. Hoyt
Janet M. Hansen Director	Richard M. Hoyt Director

/s/ Mark W. Richards
Mark W. Richards Director	James A. Thomas Director

EXHIBIT INDEX

Exhibit No.	Document

3.1	Second Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 4 to Form S-1 filed with the Securities and Exchange Commission on February 13, 2007 (Registration No. 333-138389))

3.2	Fourth Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.2 to Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 9, 2010)

4.1	Form of Stock Certificate of People’s United Financial, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 4 to Form S-1 filed with the Securities and Exchange Commission on February 13, 2007 (Registration No. 333-138389))

5.1	Opinion of Simpson Thacher & Bartlett LLP regarding legality of the securities being registered

23.1	Consent of KPMG LLP, independent registered public accounting firm for People’s United Financial, Inc.

23.3	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1 hereto)

24.1	Powers of Attorney (included on the signature page of this registration statement)